THE FOLLOWING ARTICLES SUPPLEMENTARY WERE FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND ON OCTOBER 29, 1997


AETNA SERIES FUND, INC.

ARTICLES SUPPLEMENTARY


	AETNA SERIES FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State
 Department of Assessments and Taxation of Maryland that:

	FIRST:  The Board of Directors of the Corporation, at its September 24, 1997
 meeting, adopted a resolution increasing the total number of shares of stock which the Corporation shall have authority to issue to six billion, eight hundred million (6,800,000,000) shares of common stock of the par value of
 $0.001 per share and of the aggregate par value of six million, eight hundred thousand dollars ($6,800,000);

	SECOND:  The Board of Directors, at its meeting held on September 24, 1997, by resolutions, did designate and classify one billion, four hundred million
 (1,400,000,000) shares of common stock of the Corporation into seven new series ("Series") as follows:

                   	  	Name of Class           	Number of Shares
	Name of Series	        of Series	                 Allocated

	Aetna Index Plus      	Class I	                	100,000,000
	Bond Fund              Class A		                100,000,000

	Aetna Index Plus       Class I		                100,000,000
	Mid Cap Fund          	Class A		                100,000,000

	Aetna Mid Cap Fund	   	Class I		                100,000,000
			                     Class A		                100,000,000

	Aetna Index Plus     		Class I		                100,000,000
	Small Cap Fund       		Class A		                100,000,000

	Aetna High Yield Fund 	Class I		                100,000,000
			                     Class A		                100,000,000

	Aetna Real Estate     	Class I		                100,000,000
 Securities Fund			     Class A		                100,000,000

	Aetna Value          		Class I		                100,000,000
	Opportunity Fund     		Class A		                100,000,000

	THIRD: Each of the Series shall have preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares as set forth in paragraphs
 SEVENTH and EIGHTH of, and elsewhere in, the Articles of Amendment and Restatement of the Corporation.

	FOURTH: The various classes of Shares of each Series designated and classified shall be subject to all provisions of the Articles of Amendment and Restatement of the Corporation.

	FIFTH:  The shares of the Corporation authorized and classified pursuant to paragraphs FIRST and SECOND of these Articles Supplementary have been so authorized and classified by the Board of Directors under the authority contained in the Charter of the Corporation.  The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the
 Maryland General Corporation Law.

	SIXTH: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had the authority to issue four billion, eight hundred million (4,800,000,000) shares of common stock of the par value of $0.001 per share and of the aggregate par value of four million, eight hundred thousand dollars ($4,800,000), of which the Board of Directors had designated and classified four billion, four hundred million (4,400,000,000) shares as follows:

                              Name of               Number of
Name of Series            Class of Series         Shares Allocated



AETNA MONEY MARKET FUND        Class I                1,000,000,000
                               Class A                1,000,000,000



AETNA BOND FUND                Class I                100,000,000
                               Class A                100,000,000



THE AETNA FUND                 Class I                100,000,000
                               Class A                100,000,000


AETNA GROWTH AND INCOME FUND   Class I                100,000,000
                               Class A                100,000,000



AETNA INTERNATIONAL FUND       Class I                200,000,000
                               Class A                200,000,000



AETNA GOVERNMENT FUND          Class I                100,000,000
                               Class A                100,000,000



AETNA SMALL COMPANY  FUND      Class I                100,000,000
                               Class A                100,000,000



AETNA GROWTH FUND              Class I                100,000,000
                               Class A                100,000,000



AETNA ASCENT FUND              Class I                100,000,000
                               Class A                100,000,000



AETNA CROSSROADS FUND          Class I                100,000,000
                               Class A                100,000,000



AETNA LEGACY FUND              Class I                100,000,000
                               Class A                100,000,000



AETNA INDEX PLUS FUND          Class I                100,000,000
                               Class A                100,000,000

 SEVENTH: Immediately following the effectiveness of these Articles Supplementary, the Corporation will have authority to issue six billion, eight hundred million (6,800,000,000) shares of common stock of the par value of $0.001 per share and of the aggregate par value of six million, eight hundred thousand dollars ($6,800,000) of which the Board of Directors has designated and classified five billion, eight hundred million (5,800,000,000) shares as set forth in paragraphs SECOND and SIXTH of these Articles Supplementary.

	IN WITNESS WHEREOF, Aetna Series Fund, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.


ATTEST:		                                    AETNA SERIES FUND, INC.

/s/ Amy R. Doberman                          By: /s/ Shaun P. Mathews
    Amy R. Doberman	                                 Shaun P. Mathews
    Secretary	                                       President



Date: October 28, 1997
	     Hartford, Connecticut


CORPORATE SEAL


1_suppl.doc